Exhibit 10.38

GLYCOREGIMMUNE, INC.
2015 EQUITY INCENTIVE PLAN
Section 1
Title
This Plan shall be known as the Glycoregimmune, Inc. 2015 Equity Incentive Plan.
Section 2
Purpose
The purpose of the Plan is to advance the interests of the Company by providing officers, employees, directors, consultants and certain other persons with opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as “incentive stock options” under Section 422 of the Code, (b) the grant of options which do not qualify as ISOs and (c) other stock based awards.
Section 3
Definitions
As used in the Plan, the following capitalized words shall have the meanings indicated:
3.1    “Award” means, individually or collectively, a grant under the Plan of Options or Restricted Stock, or any other equity-based Award made pursuant to Section 9 below.
3.2    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.
3.3    “Board” means the Board of Directors of the Company.
3.4    “Change in Control” shall be deemed to have occurred if:
(i)    Any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of (A) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (B) the acquisition of securities of the Company by an investor of the Company in a capital-raising transaction; or
(ii)    The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.
3.5    “Code” means the Internal Revenue Code of 1986, as amended.
3.6    “Committee” means one (1) or more committees each comprised of not less than two (2) members of the Board appointed by the Board to administer the Plan or a specified portion thereof.

3.7    “Common Stock” means the Company’s common stock, par value $0.01 per share.
3.8    “Company” means Glycoregimmune, Inc., DBA GRI Bio, Inc., a Delaware corporation, or any successor thereto.
3.9    “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.
3.10    “Disqualifying Disposition” means any disposition (within the meaning of Section 424(c) of the Code) of Shares acquired upon the exercise of an ISO before the later of (a) two (2) years after the Participant was granted the ISO or (b) one (1) year after the Participant acquired the Shares by exercising the ISO.
3.11    “Fair Market Value” means, with respect to a Share as of any date of determination, in the discretion of the Committee: (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; (ii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not traded on a national securities exchange; or (iii) if Shares are not publicly traded, the fair market value of such Share as determined by the Board in good faith after taking into consideration all facts which it deems appropriate and in accordance with applicable statutory and regulatory guidelines.
3.12    “Grant Date” means the effective date of an Award as specified by the Committee and set forth in the applicable Award Agreement.
3.13    “Incentive Stock Option” or “ISO” means an option to purchase Shares awarded to a Participant under Section 7 of the Plan that is intended to meet the requirements of Section 422 of the Code.
3.14    “Initial Public Offering” means the first public offering of the Company’s equity securities registered under the Securities Act, or any successor statute, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) shall be publicly traded.
3.15    “Non-Qualified Option” or “NQO” means an option to purchase Shares awarded to a Participant under Section 7 of the Plan that is not intended to be an ISO.
3.16    “Option” means an Incentive Stock Option or a Non-Qualified Option.
3.17    “Participant” means an individual or entity selected by the Committee to receive an Award under the Plan.
3.18    “Plan” means Glycoregimmune, Inc. 2015 Equity Incentive Plan set forth in this document and as hereafter amended from time to time in accordance with Section 12.
3.19    “Restricted Stock” means Shares awarded to a Participant under Section 8 of the Plan pursuant to an Award that entitles the Participant to acquire Shares for a purchase price (which may be zero if permissible under applicable law), subject to such conditions as the Committee may determine to be appropriate, including a Company right during a specified period or periods to repurchase the Shares at their original purchase price (or to require forfeiture of the Shares if the purchase price was zero and if permissible under applicable law) upon conditions specified in connection with the Award.
3.20    “Securities Act” means the Securities Act of 1933, as amended. 3.21 “Shares” means shares of the Company’s Common Stock.

Section 4
Administration
4.1    Administrator. The Plan shall be administered by the Committee, or if there is no Committee, by the Board. All references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed.
4.2    Duties of Administrator. Subject to ratification of the grant or authorization of each Award by the Committee (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of persons eligible under Section 5 to receive Awards) Awards shall be granted; (ii) determine the time or times at which Awards shall be granted; (iii) determine the purchase price of Shares subject to each Award; (iv) determine whether each Option granted shall be an ISO or a NQO; (v) determine the time or times when each Award shall become exercisable and the duration of the exercise period; (vi) determine any other provisions applicable to the Award and the Shares issuable upon exercise thereof; (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it; and (viii) make all other determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final and conclusive unless otherwise determined by the Committee. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee nor any officer, director, employee or agent of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
Section 5
Eligibility
The Committee may grant Awards to those employees, officers, directors, consultants and advisors whom the Committee, in its sole discretion, identifies as being in a position which enables such individuals to contribute to the continued growth, development and future financial success of the Company. A director, officer or other person who is not also an employee of the Company shall not be eligible to receive an ISO. The granting of any Award to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Awards.
Section 6
Stock Reserved For Awards
6.1    Aggregate Number of Shares Available for Awards. Subject to adjustment as provided in Section 10, the maximum number of Shares to be reserved for issuance under the Plan as Awards, including Incentive Stock Options, shall be Two Million Six Hundred Eighty-Nine Thousand Nine Hundred (2,689,900) Shares. Any or all of the Shares subject to Awards under the Plan may be authorized but unissued Shares, or issued Shares that have been or shall have been reacquired by the Company, as the Board may from time to time determine.
6.2    Lapsed, Forfeited or Expired Awards. If any Award granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the un-purchased Shares subject to such Award shall again be available for grants of Awards under the Plan unless the Plan shall have been terminated.
Section 7
Stock Options
7.1    Grant of Options. Subject to the limitations of the Plan, the Committee may, after consultation with management and the Board as the Committee deems desirable, select those individuals to be granted Options and determine the time when each such Option shall be granted and such other terms of each Option. The Committee shall clearly designate and identify each Option at the time it is granted as either an Incentive Stock Option or a Non-Qualified Option, as the case may be. The Grant Date of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. ISOs may be granted only to persons who are employees of the Company on the Grant Date. The Company shall have no liability to a Participant or to any other party if an Option (or any portion thereof) that is intended to be an ISO is determined not to be an ISO (including, without limitation, due to the determination that the exercise price per share of the Option was less than the fair market value per share as of the Grant Date). The Committee may grant both ISOs and NQOs to the same employee, and the exercise of one such Option does not in any way affect the employee’s right to exercise the other.
7.2    Exercise Price. Unless the Committee determines otherwise, the exercise price specified in the Award Agreement relating to each Option granted under the Plan shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date. In the case of an ISO, the exercise price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date; provided, however that if on the Grant Date, the Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Grant Date.
7.3    Exercise of Options. Options shall become exercisable at such time or times as shall be determined by the Committee at or after the Grant Date. The Committee may at any time accelerate the exercisability of all or any portion of any Option.
7.4    Method of Exercise. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars by check, (b) subject to the Committee’s discretion at the time of exercise, by the Optionee’s full recourse promissory note in a form approved by the Committee, (c) subject to the Committee’s discretion, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Option Shares or of a loan from the broker to the Optionee required to pay the exercise price, (d) subject to the Committee’s discretion at the time of exercise, by tender to the Company of Common Stock owned by the Optionee, having a Fair Market Value on the date of tender not less than the exercise price, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above.
7.5    Option Term. The term of each Option shall be fixed by the Committee; provided, however that no Option shall be exercisable more than ten (10) years after the date the Option is granted and provided further, that if an ISO is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the ISO may not be exercised after the expiration of five (5) years from the Grant Date.
7.6    Annual Limit on Incentive Stock Options. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of One Hundred Thousand Dollars ($100,000). The Company intends to designate any Options granted in excess of such limitation as NQOs.
7.7    Termination of Employment, Death and Disability
7.7.1    ISO. Unless otherwise specified in the Award Agreement relating to such ISO, if a Participant ceases to be employed by the Company (including retirement) other than by reason of death or Disability, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment provided, however, if such termination occurs by reason of death or Disability, such period shall be extended to one (1) year following the date of such event; and provided further that if the Participant’s employment is terminated for cause, the option shall terminate immediately upon such termination of employment, or (b) their specified expiration dates.
7.7.2    Non-Qualified Option. Unless otherwise specified in the Award Agreement relating to such Non-Qualified Option, if a Participant’s service to the Company is terminated other than by reason of death or Disability, no further installments of his or her Non-Qualified Options shall become exercisable, and his or her Non-Qualified Options shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her services provided, however, if such termination occurs by reason of death or Disability, such period shall be extended to one (1) year following the date of such event; and provided further that if the Participant’s service is terminated for cause, the option shall terminate immediately upon such termination of service, or (b) their specified expiration dates.
7.7.3    Leave of Absence. For purposes of this Section, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Participant’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment, provided that such written approval contractually obligates the Company to continue the employment of the Participant after the approved period of absence.
7.8    Transferability of Options. Except as otherwise provided in an Award Agreement pertaining to NQOs, (i) no Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution nor shall an Option be subject to attachment, execution or similar process. Except as set forth in the previous sentence and except as otherwise provided in an Award Agreement pertaining to NQOs, during the lifetime of a grantee, each Option shall be exercisable only by such grantee. In the event of (a) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided in this Plan, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Participant and it shall thereupon become null and void.
7.9    Conversion of ISOs to Non-Qualified Options. The Committee, at the written request or with the written consent of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company at the time of such conversion. At the time of such conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.
7.10    Cancellation of Options. Except as otherwise expressly provided in the agreement pursuant to which an Option is issued, the Committee may, in its sole discretion, in cases involving a serious breach of conduct by a current or former officer, employee, director, or consultant cancel any Option, whether vested or not, in whole or in part. Such cancellation shall be effective as of the date specified by the Committee. Activities which shall constitute a serious breach of conduct include, but are not limited to, (i) the unauthorized disclosure or misuse of confidential information or trade secrets; (ii) any effort to cause customers of the Company or its subsidiaries to reduce or terminate their business with the Company or its subsidiaries; (iii) activities in violation of the policies of the Company; (iv) the violation or breach of any material provision in any employment contract or other agreement between the Participant and the Company; and (v) engaging in conduct relating to the Participant’s employment with or service to the Company for which either criminal or civil penalties may be or are being sought or have been obtained. The determination of whether a current or former officer, employee, director, or consultant has engaged in a serious breach of conduct shall be determined by the Committee in good faith and in its sole discretion.

Section 8
Restricted Stock
8.1    Grant of Restricted Stock. The Committee may award Shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the restricted period during which the shares are subject to forfeiture or restrictions on transferability, if any, the conditions, if any, under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Committee may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for such consideration, if any, as is determined by the Committee, subject to applicable law.
8.2    Transferability. Except as set forth in the applicable Award Agreement, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Furthermore, the Award of Shares of Restricted Stock may be made subject to a repurchase right or right of first refusal, with respect to the Shares of Restricted Stock, in favor of the Company and certain stockholders of the Company upon the occurrence of certain specified events.
8.3    Evidence of Award. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the restricted period(s), the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant.
8.4    Stockholder Rights. A Participant shall have all the rights of a stockholder holding shares of Common Stock with respect to Restricted Stock awarded, including, voting, dividend and distribution rights, unless otherwise provided in the Award Agreement.
Section 9
Other Stock-Based Awards
The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.
Section 10
Adjustments Upon Changes in Capitalization and “Terminating Transaction” Events
10.1    Upon the occurrence of any of the following events, a Participant’s rights with respect to Awards granted to such participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement:
10.1.1    Recapitalization or Reorganization. Subject to Section 10.1.2 below, if, as a result of any recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, the outstanding shares of Common Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share subject to each outstanding Award, if any, and (iv) the exercise price and/or exchange price for each share subject to any then outstanding Options under the Plan. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares. The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.
10.1.2    Change in Control. Notwithstanding any other provision of the Plan, but subject to the provisions of any particular Award Agreement, in the event of any Change in Control, and in anticipation thereof if required by the circumstances, the Committee, in its sole discretion (and in addition to any actions permitted to be taken by the Company under the terms of any particular Award Agreement), may, on either an overall or a Participant by Participant basis, (i) accelerate the exercisability, prior to the effective date of such Change in Control, of any outstanding Options (and/or terminate the restrictions applicable to any Shares of Restricted Stock), (ii) upon written notice, provide that any outstanding Options must be exercised, to the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period such Options shall terminate, (iii) if there is a surviving or acquiring entity, and subject to the consummation of such Change in Control, cause that entity or an affiliate of that entity to grant replacement Awards having such terms and conditions as the Committee determines to be appropriate in its sole discretion, upon which replacement the replaced Options or Restricted Stock shall be terminated or cancelled, as the case may be, (iv) terminate any outstanding Options and make such payments, if any, therefor (or cause the surviving or acquiring entity to make such payments, if any, therefor) as the Committee determines to be appropriate in its sole discretion (including, without limitation, with respect to only the then exercisable portion of such Options based on the Fair Market Value of the underlying Shares as determined by the Board in good faith), upon which termination such Options shall immediately cease to have any further force or effect, which, for such purposes, shall include a payment of zero for any outstanding Options in such cases where the exercise price of the relevant Options is exceeded by the Fair Market Value or per share consideration in the Change in Control, (v) repurchase (or cause the surviving or acquiring entity to purchase) any Shares of Restricted Stock for such amounts, if any, as the Board determines to be appropriate in its sole discretion (including, without limitation, an amount with respect to only the vested portion of such Shares (i.e., the portion that is not then subject to forfeiture or repurchase at a price less than their value), based on the Fair Market Value of such vested portion as determined by the Board in good faith), upon which purchase the holder of such Shares shall surrender such Shares to the purchaser, or (vi) take any combination (or none) of the foregoing actions.
10.1.3    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.
10.2    Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock based awards issued by such entity or affiliate thereof.
10.3    No Effect. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.
10.4    Appropriate Adjustments. Upon the happening of any of the events described in Section 10.1 above, the class and aggregate number of shares set forth in Section 6 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Board shall determine the specific adjustments to be made under this Section 10 and, subject to Section 4, its determination shall be conclusive.

Section 11
General Provisions Applicable to Awards
11.1    Withholding Requirements and Arrangements. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required to be withheld in respect of any Option no later than the date of the event creating the tax liability. In the Board’s discretion, such tax obligations may be paid in whole or in part in Shares, including shares retained from the exercise of the Option creating the tax obligation, valued at the Fair Market Value of the Shares on the date of delivery to the Company. The Company and any of its affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.
11.2    No Effect on Employment. The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company. The loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.
11.3    No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof.
11.4    Lock-Up Agreement. The Company may, in its discretion, require in connection with an Initial Public Offering that a Participant agree that any Share not be sold, offered for sale, or otherwise disposed of for a period of time as determined by the Committee, provided at least a majority of the members of the Board and officers who hold Shares or Options at such time are similarly bound.
11.5    Governing Law. The Plan and all rights under the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.
11.6    Effective Date. This Plan shall become effective upon approval by the stockholders in accordance with applicable law. Subject to such approval by the stockholders and to the requirement that no Shares may be issued hereunder prior to such approval, Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.
Section 12
Amendment and Termination
12.1    Amendment, Suspension, Termination of the Plan. The Board may amend, suspend or terminate the Plan in whole or in part at any time and for any reason. No amendment, suspension or termination of the Plan shall materially adversely affect an Award granted to a Participant before the effective date of such amendment, suspension or termination, without such Participant’s consent.. Unless terminated earlier by the Board, the Plan shall terminate on the tenth (10th) anniversary of the Plan’s date of adoption by the Board. In no event shall any Awards be made under the Plan after such expiration date, but Awards previously granted may extend beyond such date.
12.2    Amendment, Suspension, Termination of an Award. The Committee may modify, amend or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type and changing the date of exercise or realization; provided, however, that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially adversely affect the Award.
Adopted as of the 10th day of July, 2015.

Glycoregimmune, Inc.

By:	/s/ W. Marc Hertz
Name:	/s/ W. Marc Hertz
Title:	President & CEO

DATE APPROVED BY BOARD OF DIRECTORS: July 10, 2015

DATE APPROVED BY BOARD OF DIRECTORS: July 10, 2015